Exhibit 10.4

NEUROTROPE BIOSCIENCE, INC.

SUBSCRIPTION BOOKLET FOR

SERIES A PREFERRED STOCK

Prospective Investor:

_________________________________________________

_________________________________________________

Contact Person: ____________________________________

Telephone No: _____________________________________

Fax No:___________________________________________

State/Country of Domicile:_____________________________

Tax ID or Social Security Number: _______________________

Subscription Amount (USD): $__________________________

neurotrope BIOSCIENCE, INC.

SUBSCRIPTION AGREEMENT AND

INVESTOR QUESTIONNAIRE

THE OFFERING OF SECURITIES DESCRIBED HEREIN HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. THIS OFFERING IS MADE PURSUANT TO RULE 506 OF REGULATION D UNDER SECTION 4(a)(2) OF THE SECURITIES ACT, WHICH EXEMPTS FROM SUCH REGISTRATION TRANSACTIONS NOT INVOLVING A PUBLIC OFFERING. FOR THIS REASON, THESE SECURITIES WILL BE SOLD ONLY TO INVESTORS WHO MEET CERTAIN MINIMUM SUITABILITY QUALIFICATIONS DESCRIBED HEREIN.

A SUBSCRIBER SHOULD BE PREPARED TO BEAR THE ECONOMIC RISK OF AN INVESTMENT FOR AN INDEFINITE PERIOD OF TIME BECAUSE THE SHARES OF SERIES A PREFERRED STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE LAWS OF ANY OTHER JURISDICTION, AND, THEREFORE, CANNOT BE SOLD UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. EXCEPT AS SPECIFICALLY DESCRIBED IN THE MEMORANDUM (AS HEREINAFTER DEFINED), THERE IS NO OBLIGATION OF THE ISSUER TO REGISTER THE SHARES OF SERIES A PREFERRED STOCK (OR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE SERIES A PREFERRED STOCK) UNDER THE SECURITIES ACT OR THE LAWS OF ANY OTHER JURISDICTION.

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EDI Financial, Inc.

12221 Merit Drive, Suite 1020

Dallas, Texas 75251

Attn: James Hintz

Ladies and Gentlemen:

This Subscription Agreement and Investor Questionnaire (this “Agreement”) is entered into by and among Neurotrope BioScience, Inc. a Delaware corporation (the “Company”), EDI Financial, Inc., a Texas corporation and a registered broker-dealer (the “Placement Agent”), and the investor identified on Schedule A hereto (the “Investor”) in connection with the Investor’s purchase of shares of Series A Preferred Stock, $0.01 par value per share of the Company (the “Shares”) at a purchase price of $1.00 per share. Capitalized terms not defined herein are used as defined in the Confidential Private Placement Memorandum dated June 25, 2013 (together with all exhibits and appendices and amendments and supplements thereto, the “Memorandum”), which has been delivered to the Investor.

The Company is currently negotiating the terms of a merger (the “Merger”) with a newly formed subsidiary of a Nevada corporation that is filing reports with the Securities and Exchange Commission (the “SEC”) and whose common stock is approved for quotation on the OTC Markets (“PubCo”). The Merger is contemplated to occur immediately following a closing of the Offering in which the Company sells an aggregate of at least $6,863,375 of Shares. If the Merger is consummated, the Company would operate as a wholly-owned subsidiary of PubCo, the Shares sold in this Offering and all other outstanding shares of Series A Preferred Stock of the Company would be cancelled and exchanged on a one-for-one basis for shares of Series A Preferred Stock of PubCo with substantially the same terms as the Company’s Series A Preferred Stock, and the outstanding shares of common stock of the Company would be cancelled and exchanged on a one-for-one basis for shares of common stock of PubCo. The Investor and each other holder of shares of Series A Preferred Stock of PubCo issued in the Merger will be required to enter into a stockholders agreement with PubCo, in substantially the form provided to the Investor, that will be effective upon the consummation of the Merger (the “PubCo Preferred Stockholders Agreement”). See Section 5(z) below.

References in this Agreement to the term “Shares” shall mean, as appropriate, the shares of Series A Preferred Stock of the Company subscribed for hereby, the shares of common stock of the Company issuable upon conversion of such Series A Preferred Stock of the Company, the shares of Series A Preferred Stock of PubCo issuable in the Merger in exchange for the shares of Series A Preferred Stock of the Company subscribed for hereby and/or the shares of common stock of PubCo issuable upon conversion of such Series A Preferred Stock of PubCo.

The Investor hereby subscribes for Shares, and the Company, the Placement Agent and the Investor hereby agree as follows:

1. Subscription. Subject to the terms and conditions set forth herein and in the Memorandum, the Investor hereby irrevocably subscribes for and agrees to purchase _______ Shares for an aggregate purchase price of __________________________________________________________ dollars ($____________). (All currency references herein are to United States dollars.) All payments shall be made by wire transfer in immediately available funds pursuant to wire transfer instructions to be provided by the Placement Agent prior to the due date of such payments.

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2. Adoption. If the Investor is accepted as a subscriber pursuant to Section 3 below, then the Investor hereby agrees to be bound by all the terms and provisions of the PubCo Preferred Stockholders Agreement and to perform all obligations therein imposed upon the Investor.

3. Acceptance of Subscription; Delivery of Documents. The Investor understands and agrees that this subscription is made subject to the following terms and conditions:

(a) The Placement Agent reserves the right to review the suitability of any person desiring to purchase the Shares and, in connection with such review, to waive such suitability standards as to such person as the Placement Agent deems appropriate under applicable law;

(b) The Placement Agent and/or the Company shall have the right, in each of their sole and absolute discretion, to reject this subscription, in whole or in part;

(c) The Placement Agent and/or the Company shall have no obligation to accept subscriptions in the order received;

(d) The Shares issued to the Investor on account of this subscription shall be created only in the name of the Investor.

(e) The Merger is expected to occur immediately following the closing of the Investor’s purchase of the Shares (the “Closing”). Upon the occurrence of the Merger, the Shares shall be extinguished and exchanged on a one-for-one basis for shares of Series A Preferred Stock of PubCo, and the Investor shall no longer have any rights with respect to the Shares, other than the right to receive one share of Series A Preferred Stock of PubCo in exchange for each Share purchased by the Investor in the Offering.

4. The Company’s Conditions to Closing. The Company’s obligations hereunder are subject to acceptance by the Company of the Investor’s subscription and to the fulfillment, prior to or at the time of closing, of each of the following conditions:

(a) The Company shall have accepted subscriptions for a minimum of $6,863,375, in the aggregate, of Shares in the Offering;

(b) The representations and warranties of the Investor contained in this Agreement shall be true and correct at the time of closing; and

(b) All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Placement Agent, the Company and their respective counsel (“Counsel”), and the Placement Agent, the Company or Counsel shall have received all such counterpart originals or certified or other copies of such documents as the Placement Agent may request, including, without limitation, this Agreement and all supporting documentation required hereby, and the PubCo Preferred Stockholders Agreement.

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5. Investor’s Representations. In connection with the Investor’s purchase of the Shares, the Investor makes the following representations and warranties on which the Placement Agent, the Company and Counsel are entitled to rely:

(a)            The Shares will be held under the following type of ownership [Please check the applicable box]:

☐	Individual

☐	Community Property

☐	Trust [Please answer clause (b) below]

☐	Partnership

☐	Corporation

☐	Limited Liability Company

☐	Other: _________________

(b)            [Trust Investors Only]

The Investor is [Please check the appropriate response]:

☐	An irrevocable trust.

☐	A living trust or other revocable trust with ____ grantor(s).

(c) The Investor has received and read and fully understands the Memorandum, including the risk factors described or discussed therein, the PubCo Preferred Stockholders Agreement and this Agreement, in each case (as applicable) along with all schedules and/or exhibits thereto, and has based its decision to purchase the Shares solely on the information contained therein, and is not relying on any other document, information, or oral representation. The Investor was not induced to invest by any form of general solicitation or general advertising, including, but not limited to, the following: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or the Internet or broadcast over the news or radio; and (ii) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

(d) No representations or warranties have been made to the Investor by the Company, the Placement Agent or any agent of said persons, other than as set forth in the Memorandum and this Agreement. Certain statements made to the Investor by the Company and/or the Placement Agent or their respective affiliates from time to time (the “Investor Presentations”) constitute forward-looking statements. When used therein, the words “project,” “anticipate,” “believe,” “estimate,” “expect,” and similar expressions are generally intended to identify forward-looking statements. Such forward-looking statements, including the intended actions and performance objectives of the relevant party referenced therein, involve known and unknown risks, uncertainties, and other important factors that could cause the actual results, performance, or achievements of such party to differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements. All forward-looking statements in the Investor Presentations speak only as of the date thereof. The Placement Agent, the Company and their respective affiliates expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained therein to reflect any change in its expectation with regard thereto or any change in events, conditions, or circumstances on which any such statement is based. Furthermore, nothing contained in the Investor Presentations are, or should be relied upon as, a promise or representation as to the future performance of any partnership sponsored by the Company and/or the Placement Agent.

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(e) The Investor is acquiring the Shares solely for the Investor’s own account and not directly or indirectly for the account of any other person whatsoever (or, if the Investor is acquiring the Shares as a trustee, solely for the account of the trust or trust account named below) for investment and not with a view to, or for sale in connection with, any distribution of the Shares. The Investor does not have any contract, undertaking or arrangement with any person to sell, transfer or grant a participation to any person with respect to the Shares.

(f) The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the investment evidenced by the Investor’s purchase of the Shares, and the Investor is able to bear the economic risk of such investment for an indefinite period of time. Investor can afford a complete loss of such investment and has no need for liquidity in such investment.

(g) The Investor has had access to such information concerning the Company as the Investor deems necessary to enable the Investor to make an informed decision concerning the purchase of the Shares. The Investor has had access to management of the Company and the opportunity to ask questions of, and receive answers satisfactory to the Investor from, such management concerning the offering of the Shares and the Company generally. The Investor has obtained all additional information requested by the Investor to verify the accuracy of all information furnished in connection with the offering of the Shares.

(h) The Investor understands that the Offering of the Shares has not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”) or any securities law of any state of the United States or any other jurisdiction, in each case in reliance on an exemption for private offerings, and that the Company and the Placement Agent are relying upon the truth and accuracy of, and Investor's compliance with, Investor's representations, warranties, agreements, covenants, acknowledgments and understandings set forth in this Agreement and on Schedule A hereto in order to determine the availability of such exemptions and the eligibility of Investor to purchase the Shares. The Investor understands that neither the U.S. Securities and Exchange Commission (the "SEC") nor any state securities regulatory authority has approved or disapproved of the Shares, passed upon or endorsed the merits of the Offering or the accuracy or adequacy of the Memorandum, or made any finding or determination as to the fairness or suitability of the Shares for investment. The Investor acknowledges that the Investor is purchasing the Shares without being furnished any offering literature or prospectus other than the Memorandum, the PubCo Preferred Stockholders Agreement and this Agreement.

(i) The Investor is aware that (i) the Investor must bear the economic risk of investment in the Shares for an indefinite period of time, possibly until final winding up of the Company, (ii) because the Shares have not been registered under the Securities Act, there is currently no public market for the Shares and a public market for the Shares may never develop, therefor, the Investor may not be able to avail itself of the provisions of Rule 144 under the Securities Act with respect to the Shares, (iii) if the Company completes the Merger, Rule 144 generally would not be available to holders of PubCo’s securities until at least one year has elapsed from the date that PubCo files with the SEC all information required to be disclosed relating to the closing of the Merger and regarding the Company and its business, management, financial statements and other information and (iv) the Shares cannot be sold unless subsequently registered for resale under the Securities Act or an exemption from such registration is available. The Investor understands that the Company is under no obligation, and does not intend, to effect any such registration at any time except as specifically described in the Memorandum. The Investor also understands that sales or transfers of the Shares are further restricted by the provisions of the PubCo Preferred Stockholders Agreement and, as applicable, securities laws of other jurisdictions and the states of the United States.

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(j) The Shares will not be transferred or disposed of except in accordance with the terms of this Agreement and the PubCo Preferred Stockholders Agreement and will not be sold or transferred without registration under the Securities Act, or pursuant to an applicable exemption therefrom.

(k) The Investor’s full legal name, true and correct address of residence (for individuals) or principal place of business (for entities), phone number, fax number, electronic mail address, United States taxpayer identification number (each, if applicable) and other contact information are provided on Schedule A hereto. If Investor is an entity, (i) it is duly formed and is validly existing and in good standing under the laws of its jurisdiction of formation and (ii) the individual executing this Agreement on behalf of Investor has full power and authority to execute and deliver this Agreement and the PubCo Preferred Stockholders Agreement in such capacity on behalf of Investor.

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(l) Accredited Investor Representation. The Investor makes one of the following representations regarding the Investor’s status as an “Accredited Investor” (within the meaning of Rule 501 under the Securities Act), and has checked the applicable subparagraph:

☐	(i)	If an individual, the Investor has a net worth, either individually or upon a joint basis with the Investor’s spouse, of at least $1,000,000 (within the meaning of such terms as used in the definition of “Accredited Investor” contained in Rule 501 under the Securities Act), or has had an individual income in excess of $200,000 for each of the two most recent years, or a joint income with the Investor’s spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year. For purposes of the foregoing net worth calculation, the Investor has excluded (i) the estimated fair market value of his/her primary residence as an asset in calculating the Investor’s net worth, and (ii) the amount of any mortgage or other indebtedness secured by the Investor’s primary residence as a liability, except to the extent that such indebtedness exceeds the estimated fair market value of the Investor’s primary residence and except that the amount of any increase in the indebtedness secured by the Investor’s primary residence (other than as a result of his/her acquisition of the primary residence) during the 60 days before the time of the Investor’s purchase of Shares has been deducted from the value of assets in the calculation of the Investor’s net worth.
☐	(ii)	The Investor is an irrevocable trust with total assets in excess of $5,000,000 whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.
☐	(iii)	The Investor is a bank, insurance company, investment company registered under the Investment Company Act of 1940, as amended (the “Companies Act”), a broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934, as amended, a business development company, a Small Business Investment Company licensed by the United States Small Business Administration, a plan with total assets in excess of $5,000,000 established and maintained by a state for the benefit of its employees, or a private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940, as amended.
☐	(iv)	The Investor is an employee benefit plan and either all investment decisions are made by a bank, savings and loan association, insurance company, or registered investment advisor, or the Investor has total assets in excess of $5,000,000 or, if such plan is a self-directed plan, investment decisions are made solely by persons who are accredited investors.
☐	(v)	The Investor is a corporation, partnership, limited liability company or business trust, not formed for the purpose of acquiring the Shares, or an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), in each case with total assets in excess of $5,000,000.

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☐	(vi)	The Investor is an entity in which all of the equity owners, or a grantor or revocable trust in which all of the grantors and trustees, qualify under clause (i), (ii), (iii), (iv) or (v) above or this clause (vi). If the Investor belongs to this investor category only, list on a separate sheet to be attached hereto the equity owners (or grantors and trustees) of the Investor and the investor category which each such equity owner (or grantor and trustee) satisfies.
☐	(vii)	The Investor cannot make any of the representations set forth in clauses (i) through (vi) above. [If the box is checked for this clause (vii), the Investor or the Investor’s counsel should contact Nanette C. Heide at (212) 692-1003, immediately.]

(m) [Intentionally omitted.]

(n) [Intentionally omitted.]

(o) [Intentionally omitted.]

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(p) [Entity Investors Only].

Please check the appropriate true or false response to each of the following statements:

☐ True	☐ False	The Investor is an “employee benefit plan” as defined in Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to the provisions of Part 4 of Title I of ERISA; or
☐ True	☐ False	The Investor is a plan described in Section 4975(e)(1) of the Code; or
☐ True	☐ False	The Investor is an entity that is deemed to be a “benefit plan investor” under the U.S. Department of Labor final plan assets regulation, 29 C.F.R. §2510.3-101, as it may be amended from time to time (the “Regulation”), as modified by Section 3(42) of ERISA, because its underlying assets include “plan assets” by reason of a plan’s investment in the entity (including, by way of example only, a partnership not qualifying as an operating company within the meaning of the Regulation in which twenty-five percent (25%) or more of each class of equity interests is owned by entities described above in this paragraph (p).
→		If the Investor is deemed a “benefit plan investor,” the Investor hereby certifies that __________% of the total value of equity interests in the Investor is held by “benefit plan investors.”

If a “True” box is checked for any of the above statements, the Investor or the Investor’s counsel should contact Nanette C. Heide at (212) 692-1003, immediately.

The Investor understands that the Company, the Placement Agent and Counsel are relying upon the Investor’s response within this subparagraph (p) in determining fiduciary responsibilities under ERISA and related rules and regulations. THE INVESTOR AGREES TO NOTIFY THE COMPANY IMMEDIATELY IF ITS RESPONSE ABOVE BECOMES INACCURATE AT ANY TIME, INCLUDING ANY TIME FOLLOWING THE CLOSING.

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(q) [Entity Investors Only]

Please check the box next to each statement that is true and, if applicable, provide the appropriate information in each such statement:

▪	Freedom of Information Act and Related Statutes

☐	The Investor is subject to Section 552(a) of Title 5, United States Code (commonly known as the “Freedom of Information Act”) or state freedom of information statutes or other similar federal, state, county or municipal public disclosure statutes or regulations, whether foreign or domestic (collectively, “FOIA”), in each of the following jurisdictions. (If a similar statute is applicable, please specify the applicable statute along with the applicable jurisdiction, to the extent known):

☐	One or more of the Investor’s beneficial owners is subject (or is an agent, nominee, fiduciary, custodian or trustee of an entity which is subject) to FOIA statutes or regulations in each of the following listed jurisdictions. (Please specify the applicable statute along with the applicable jurisdiction, to the extent known):

☐	To the best of the Investor’s knowledge, neither the Investor nor any of the Investor’s beneficial owners are subject to FOIA statutes or regulations, nor are any of them agents, nominees, fiduciaries, custodians or trustees of an entity which is itself subject to FOIA statutes or regulations.

▪	Obligations to Make Disclosures to Trading Exchanges

☐	The Investor is subject, by regulation, contract or otherwise, to disclose information provided to the Investor by the Company, the Placement Agent or any affiliate of the Placement Agent, or information that relates to the Company (including information regarding the Company’s beneficial owners or investments) to a trading exchange or other market where interests in the Investor are sold or traded, whether foreign or domestic. (State the name of the trading exchange or other market):

☐	One or more of the Investor’s beneficial owners is subject (or is an agent, nominee, fiduciary, custodian or trustee of an entity which is subject) to an obligation to make disclosures to trading exchanges or other markets as set forth in the paragraph immediately above. (State the name of the trading exchange or other market, to the extent known):

☐	To the best of the Investor’s knowledge, neither the Investor nor any of the Investor’s beneficial owners are subject to any obligation, by regulation, contract or otherwise, to make disclosures to trading exchanges or other markets.

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▪	Affiliations with Public or Government Agencies

☐	The Investor is a public agency, department, office or pension plan. (Please specify type of entity and applicable jurisdiction):

☐	One or more of the Investor’s beneficial owners is a public agency, department, office or pension plan, or is an agent, nominee, fiduciary, custodian or trustee of a public agency, department, office or pension plan. (If known, please specify type of owner and applicable states below):

☐	To the best of the Investor’s knowledge, none of the Investor’s beneficial owners are, or are agents, nominees, fiduciaries, custodians or trustees of, public agencies, departments, offices or pension plans.

▪	Involvement in Government Office by Investor’s Employees, Agents or Affiliates

☐	The Investor is, by virtue of the current or proposed involvement in government office by any employee, agent or affiliate of the Investor, required to, or will likely be required to, disclose information provided to the Investor by the Company, the Placement Agent or any affiliate of the Placement Agent, or information that relates to the Company (including information regarding the Company’s beneficial owners or investments) to a governmental body, agency or committee (including, without limitation, any disclosures required in accordance with the Ethics in Government Act of 1978, as amended, and any rules and regulations of any executive, legislative or judiciary organization), whether foreign or domestic.

☐	To the best of the Investor’s knowledge, the Investor is not required to, and is not likely to be required to, make disclosures to any governmental body, agency or committee as set forth above.

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(r) [Individual Investors Only]

Please check the box next to each statement that is true and, if applicable, provide the appropriate information in each such statement:

☐	The Investor is, by virtue of the Investor’s current or proposed involvement in government office, required to, or will likely be required to, disclose information provided to the Investor by the Company, the Placement Agent or any affiliate of the Placement Agent, or information that relates to the Company (including information regarding the Company’s beneficial owners or investments) to a governmental body, agency or committee (including, without limitation, any disclosures required in accordance with the Ethics in Government Act of 1978, as amended, and any rules and regulations of any executive, legislative or judiciary organization), whether foreign or domestic.

☐	To the best of the Investor’s knowledge, the Investor is not required to, and is not likely to be required to, make disclosures to any governmental body, agency or committee as set forth above.

(s) The execution and delivery of this Agreement, the consummation of the transactions contemplated thereby and the performance of the obligations thereunder will not conflict with or result in any violation of or default under any provision of any other agreement or instrument to which the Investor is a party or any license, permit, franchise, judgment, order, writ or decree, or any statute, rule or regulation, applicable to the Investor.

(t) No suit, action, claim, investigation or other proceeding is pending or, to the best of the Investor’s knowledge, is threatened against the Investor which questions the validity of this Agreement or any action taken or to be taken pursuant to this Agreement.

(u) The Investor has full power and authority to make the representations referred to in this Agreement, to purchase the Shares pursuant to this Agreement and to deliver this Agreement. This Agreement creates valid and binding obligations of the Investor and is enforceable against the Investor in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

(v) The Investor acknowledges that the Investor understands the meaning and legal consequences of the representations and warranties made by the Investor herein. Such representations and warranties are complete and accurate, shall be complete and accurate at the time of Closing and may be relied upon by the Company, the Placement Agent and Counsel. Said representations and warranties shall survive delivery of this Agreement. If in any respect such information shall not be complete and accurate prior to the time of closing, the Investor shall give immediate written notice of such incomplete or inaccurate information to the Placement Agent specifying which representations or warranties are not complete and accurate and the reasons therefor.

(w) The Investor hereby agrees to indemnify and hold harmless the Company, the Placement Agent, each Counsel and each member, manager, director, officer, advisor or employee thereof from and against any and all loss, damage or liability due to or arising out of any inaccuracy or breach of any such representation or warranty of the Investor.

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(x) The Investor confirms that the Investor has been advised to consult with the Investor’s attorney regarding legal matters concerning the Company and to consult with independent tax advisers regarding the tax consequences of investing in the Company. The Investor acknowledges that he, she or it understands that any anticipated United States federal or state income tax benefits may not be available and, further, may be adversely affected through adoption of new laws or regulations or amendments to existing laws or regulations. The Investor acknowledges and agrees that the Company is providing no warranty or assurance regarding the ultimate availability of any tax benefits to the Investor by reason of the Investor’s investment in the Company.

(y) The Investor acknowledges and agrees that other stockholders may receive information relating to the Investor as permitted by the PubCo Preferred Stockholders Agreement or as required by applicable laws and may share such information with their advisors and other parties.

(z) Reverse Merger:

(i) The Investor acknowledges and agrees to the following: The Company intends to enter into the Merger and in anticipation of the Merger, PubCo may conduct a forward or reverse stock split (the “Stock Split”); and simultaneously with or prior to the closing of the Merger, PubCo may transfer (a) all of its pre-Merger operating assets and liabilities to a newly formed wholly owned subsidiary (the “Split-Off Subsidiary”), and (b) all of the outstanding shares of capital stock of the Split-Off Subsidiary to the holder of a majority of PubCo’s pre-Merger capital stock, in exchange for the surrender and cancellation of shares of the PubCo capital stock held by such person (the “Split-Off”); and, if the Merger is consummated, following the Merger the Company would operate as a wholly-owned subsidiary of PubCo and pursuant to the Merger the Shares sold in this Offering will automatically be cancelled and converted on a one-for-one basis into shares of Series A Preferred Stock of PubCo with substantially the same terms as the Shares.

(ii) The Company’s acceptance of subscriptions for Shares of at least $6,863,375 is a condition to the consummation of the Merger. In addition, the Company’s consummation of the proposed Merger is a condition to the closing of this Offering. If either the minimum amount of this Offering is not raised or the Company does not consummate the proposed Merger with PubCo for any reason, then each prospective Investor’s funds will be promptly returned to him, her or it without interest, penalty or deduction.

(iii) Investor understands that prior to the Merger, PubCo will be a “shell company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that upon the filing of a Current Report on Form 8-K reporting the consummation of the Merger and otherwise containing Form 10 information discussed below, PubCo will cease to be a shell company.  Pursuant to Rule 144(i), securities issued by a current or former shell company (such as the shares of Series A Preferred Stock of PubCo that will be issued in the Merger in exchange for the Shares) that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after post-Merger PubCo (a) is no longer a shell company; and (b) has filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it is no longer a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, post-Merger PubCo is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports.  As a result, the restrictive legends on certificates evidencing the shares of Series A Preferred Stock of PubCo that will be issued in the Merger in exchange for the Shares or any securities into which such shares may be convertible cannot be removed except in accordance with the requirements of Rule 144 (including after the one-year period described above has elapsed) or pursuant to an effective registration statement.

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6. Anti-Money Laundering Regulations.

The Investor hereby acknowledges that the Company’s intent is to comply with all applicable United States federal, state and local laws designed to combat money laundering and similar illegal activities. In furtherance of such efforts, the Investor hereby represents, covenants, and agrees that, to the best of the Investor’s knowledge based on reasonable investigation:

(a) none of the Investor’s past or future capital contributions to the Company (whether payable in cash or otherwise) have been or shall be derived from money laundering or similar activities deemed illegal under federal laws and regulations;

(b) to the extent within the Investor’s control, none of the Investor’s past or future capital contributions to the Company will cause the Company, the Placement Agent or any of their personnel to be in violation of United States federal anti-money laundering laws, including without limitation the United States Bank Secrecy Act (31 U.S.C. 5311 et seq.), the United States Money Laundering Control Act of 1986 or the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, and any regulations promulgated thereunder;

(c) when requested by the Company, the Investor will provide any and all additional information deemed necessary to ensure compliance with all applicable laws and regulations concerning money laundering and similar activities;

(d) Except as otherwise disclosed in writing to the Company, the Investor represents and warrants neither it, nor any person or entity controlled by, controlling or under common control with Investor, any of Investor’s beneficial owners, any person for whom the Investor is acting as agent or nominee in connection with this investment, nor in the case of an Investor which is an entity, any Related Person1is:

(1)          a Prohibited Investor2;

(2)          a Senior Foreign Political Figure3, any member of a Senior Foreign Political Figure’s “immediate family,” which includes the figure’s parents, siblings, spouse, children and in-laws, or any Close Associate of a Senior Foreign Political Figure4, or a person or entity resident in, or organized or chartered under, the laws of a Non-Cooperative Jurisdiction5;

1 With respect to any entity, any interest holder, director, senior officer, trustee, beneficiary or grantor of such entity; provided that in the case of an entity that is a publicly traded company or a tax qualified pension or retirement plan in which at least 100 employees participate that is maintained by an employer that is organized in the U.S. or is a U.S. government entity (a “Qualified Plan”), the term “Related Person” shall exclude any interest holder holding less than 5% of any class of securities of such publicly traded company and beneficiaries of such Qualified Plan.

2 For purposes of this paragraph (6), “Prohibited Investor” shall mean a person or entity whose name appears on (i) the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (ii) other lists of prohibited persons and entities as may be mandated by applicable law or regulation; or (iii) such other lists of prohibited persons and entities as may be provided to the Company in connection therewith.

3 For purposes of this paragraph (6), “Senior Foreign Political Figure” shall mean a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a Senior Foreign Political Figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure.

4 For purposes of this paragraph (6), “Close Associate of a Senior Foreign Political Figure” shall mean a person who is widely and publicly known internationally to maintain an unusually close relationship with the Senior Foreign Political Figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the Senior Foreign Political Figure.

5 For purposes of this paragraph (6), “Non-Cooperative Jurisdiction” shall mean any foreign country that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Task Force on Money Laundering, of which the U.S. is a member and with which designation the U.S. representative to the group or organization continues to concur.

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(3)          a person or entity resident in, or organized or chartered under, the laws of a jurisdiction that has been designated by the U.S. Secretary of the Treasury under Section 311 or 312 of the PATRIOT Act as warranting special measures due to money laundering concerns; or

(4)          a person or entity who gives Investor reason to believe that its funds originate from, or will be or have been routed through, an account maintained at a Foreign Shell Bank6, an “offshore bank,” or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.

(e) If the Investor is purchasing the Shares as agent, representative, intermediary/nominee or in any particular capacity for any other person, or is otherwise requested to do so by the Company, it shall provide a copy of its anti-money laundering policies (“AML Policies”) to the Company. The Investor represents that it is in compliance with its AML Policies, its AML Policies have been approved by counsel or internal compliance personnel reasonably informed of anti-money laundering policies and their implementation and it has not received a deficiency letter, negative report or any similar determination regarding its AML Policies from independent accountants, internal auditors or some other person responsible for reviewing compliance with its AML Policies.

(f) the Investor shall promptly notify the Company and the Placement Agent in the event that any of the foregoing representations cease to be true and accurate regarding the Investor;

(g) if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable laws or regulations, the Company and/or the Placement Agent may undertake appropriate actions, and the Investor agrees to cooperate with such actions, to ensure continued compliance with applicable laws or regulations, including, but not limited to segregation and/or redemption of the Investor’s Shares in the Company or freezing the Investor’s account; and

(h) the Company and/or the Placement Agent may release confidential information about the Investor (and, if applicable, any underlying beneficial owners of the Investor), to appropriate authorities if the Placement Agent and/or the Company, each in its sole discretion, determines that it is in the Company’s best interests to do so in light of applicable laws and regulations.

6 For purposes of this paragraph (6), “Foreign Shell Bank” shall mean a Foreign Bank without a Physical Presence in any country, but does not include a Regulated Affiliate.

A “Foreign Bank” shall mean an organization that (i) is organized under the laws of a foreign country, (ii) engages in the business of banking, (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations, (iv) receives deposits to a substantial extent in the regular course of its business, and (v) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a foreign bank.

“Physical Presence” shall mean a place of business that is maintained by a Foreign Bank and is located at a fixed address, other than solely a post office box or an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities, at which location the Foreign Bank (i) employs one or more individuals on a full-time basis, (ii) maintains operating records related to its banking activities, and (iii) is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities.

“Regulated Affiliate” shall mean a Foreign Shell Bank that is an affiliate of a depository institution, credit union or Foreign Bank that maintains a Physical Presence in the U.S. or a foreign country regulating such affiliated depository institution, credit union or Foreign Bank.

16

7. The Company’s and the Placement Agent’s Representations. The Company and the Placement Agent, where applicable, make the following representations and warranties on which the Investor and its counsel are entitled to rely:

(a) The Company is duly formed and validly existing in good standing as a limited liability company under the laws of the State of Delaware, and has all requisite power and authority to act as contemplated by the Memorandum and this Agreement and to carry out the terms of this Agreement.

(b) The execution, delivery and performance of this Agreement have been authorized by all necessary action on behalf of the Company, and this Agreement is legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

(c) The execution and delivery of this Agreement and and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or default under any provision of any agreement or other instrument to which the Company is a party or by which it or any of its properties are bound, or any permit, franchise, judgment, decree, statute, order, rule or regulation applicable to the Company or its business or properties.

(d) Neither the Company nor anyone acting on its behalf has taken or will take any action that would subject the issuance and sale of the Shares to the registration requirements of the Securities Act.

(e) The Company is not required to register as an “investment company” under the Companies Act. The Placement Agent is not required to register as an “investment adviser” under the United States Investment Advisers Act of 1940, as amended.

(f) There is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to the knowledge of the Placement Agent, threatened against or affecting the Company or any of its properties, assets or business.

(g) The Memorandum, when read in conjunction with this Agreement and the PubCo Preferred Stockholders Agreement (including all exhibits and schedules hereto and thereto), does not as of the date hereof contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

(h) The Placement Agent has adopted procedures to facilitate compliance by the Company with the applicable provisions of the federal securities laws and the rules and regulations of the Securities and Exchange Commission thereunder.

(i) No suit, action, claim, investigation or other proceeding is pending or, to the best of the Company’s knowledge is threatened against the Company or the Placement Agent which questions the validity of this Agreement or any action taken or to be taken pursuant to this Agreement.

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8. Additional Representations of the Company

The Company hereby represents and warrants to the Investor that the representations set forth on Exhibit A hereto are true and correct as of the date of the Closing (immediately prior to the consummation of the Merger), except as otherwise indicated.

9. Survival of Agreements, Representations and Warranties. All agreements, representations and warranties contained herein or made in writing by or on behalf of the Investor, the Company and the Placement Agent in connection with the transactions contemplated by this Agreement shall survive the execution of this Agreement, any investigation at any time made by the Investor, the Company or the Placement Agent or on behalf of any of them and the sale and purchase of the Shares and payment therefor; provided, however that those representations and warranties of the Company set forth in Section 8 shall survive only for a period of twelve (12) months after the Closing.

10. Withholding. The Company is required to withhold a certain portion of the taxable income and gain allocated or distributed to each Investor unless the Investor provides documentation confirming that such Investor is not subject to withholding, or is subject to a reduced rate of withholding. The following information is provided to assist the Investor in complying with the U.S. rules for backup withholding and withholding with respect to income earned by foreign persons. This information is only a summary, and is not a substitute for the advice of a tax advisor. Each Investor is urged to consult with a tax advisor concerning the application of the U.S. withholding rules to such Investor.

18

For U.S. Taxpayers – Substitute Form W-9.

By signing below, I (we) declare that the information supplied in this Subscription Agreement is true and correct and may be relied upon by the Company in connection with my investment in the Company. Under penalties of perjury, each investor signing below certifies that (a) the number shown in the Social Security or Taxpayer Identification Number field in Section 2 of this Subscription Agreement is my correct taxpayer identification number; (b) I am not subject to backup withholding because (i) I am exempt from backup withholding, or (ii) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (iii) the IRS has notified me that I am no longer subject to backup withholding; and (c) I am a U.S. person (including a non-resident alien). Note: You must cross out item (b) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

_____________________________________________

Name:________________________________________

For Non-U.S. Taxpayers.

☐	I am a non-U.S. taxpayer and am providing Form W-8BEN, Certificate of Foreign Status of Beneficial Owner, certifying such status (or, if applicable, Form W-8ECI for income connected with the conduct of trade or business in the U.S., Form W-8EXP for a foreign government or other foreign organization or Form W-8IMY for a foreign intermediary, partnership or certain U.S. branches). I understand that these forms, and their instructions, may be obtained from the Company, from my broker, or from the Internal Revenue Service at http://www.irs.gov.

11. Legends. The Investor consents to the placement of restrictive legends substantially in the form contained on page 1 of this Agreement and any other restrictive legends required or reasonably advisable, as determined by the Company and Counsel, by applicable law.

12. Counterparts, Execution and Delivery. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. A facsimile or other reproduction of this Agreement may be executed by the Investor and/or the Company, and an executed copy of this Agreement may be delivered by the Investor and/or the Company by facsimile or similar electronic transmission device pursuant to which the signature(s) and questionnaire responses can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, the Investor and the Company agree to execute an original of this Agreement as well as any facsimile or other reproduction hereof.

13. Amendments. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only with the written consent of the Investor and the Company.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as applied to agreements among the residents of such state made and to be performed entirely within such state.

signatures on the following page

19

In Witness Whereof, the parties hereto have executed this Subscription Agreement and Investor Questionnaire as of the date first above written.

Individual Investor:	Entity Investor:

(Signature)	(Name of Entity)
By:
(Print Name)
Name:

Date:	Title:

Date:

SUBSCRIPTION ACCEPTED:

☐ IN FULL or   ☐ for $ _________________________________

Accepted this ________ day of ___________________, ____.

Placement Agent:	Company:

EDI Financial, Inc.	Neurotrope Bioscience, Inc.

By:	By:

Name:	Name:

Title:	Title:

Neurotrope Bioscience, Inc.

Signature Page

Exhibit A

1.	Organization, Good Standing, Corporate Power and Qualification

The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition or prospects, property, or results of operations of the Company (such effect, a “Material Adverse Effect”).

2.	Capitalization

The authorized capital of the Company consists, immediately prior to the Closing, of:

45,000,000 shares of common stock, $0.01 par value per share (the “Common Stock”), 19,000,000 shares of which are issued and outstanding immediately prior to the Closing. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

22,000,000 shares of Preferred Stock, $0.01 par value per share, of which 22,000,000 shares have been designated Series A Preferred Stock, 10,386,625 of which are issued and outstanding immediately prior to the Closing. The rights, privileges and preferences of the Series A Preferred Stock are as stated in the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate”), and as provided by the General Corporation Law of the State of Delaware.

Except for (A) the conversion privileges of the Company’s outstanding shares of Series A Preferred Stock (and of the Shares to be issued under this Agreement), (B) certain rights of first refusal of existing holders of Series A Preferred Stock of the Company and certain preemptive rights of existing holders of the Common Stock of the Company, and (C) warrants issued or issuable to certain placement agents of the Company as described in the Memorandum, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock or Series A Preferred Stock of the Company, or any securities convertible into or exchangeable for shares of Common Stock or Series A Preferred Stock of the Company. The Company has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock.

3.	Subsidiaries

The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. Except as described in the Memorandum, the Company is not a participant in any joint venture, partnership or similar arrangement.

4.	Authorization

All corporate action required to be taken by the Company’s board of directors and stockholders in order to authorize the Company to enter into this Agreement, and to issue the Shares at the Closing and the Common Stock issuable upon conversion of the Shares, has been taken or will be taken prior to the Closing. All action on the part of the officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the Closing, and the issuance and delivery of the Shares has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

5.	Valid Issuance of Shares

The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws, restrictions pursuant to the PubCo Preferred Stockholders Agreement and liens or encumbrances created by or imposed by the Investor. Assuming the accuracy of the representations of the Investor in Sections 5 and 6 of this Agreement (and the accuracy of the similar representations of each other investor in the Offering) and subject to the filings described in paragraph 6 below, the Shares will be issued in compliance with all applicable federal and state securities laws. As of the Closing, the Common Stock issuable upon conversion of the Shares will have been duly reserved for issuance, and upon issuance in accordance with the terms of the Certificate, will be validly issued, fully paid and nonassessable. Based in part upon the accuracy of the representations of the Investor in Sections 5 and 6 of this Agreement (and the accuracy of the similar representations of each other investor in the Offering), and subject to the filings described in paragraph 6 below, the Common Stock issuable upon conversion of the Shares will be issued in compliance with all applicable federal and state securities laws.

6.	Governmental Consents and Filings

Assuming the accuracy of the representations made by the Investor in Section 5 and 6 of this Agreement (and the accuracy of the similar representations of each other investor in the Offering), no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the sale and issuance of the Shares as contemplated by this Agreement, except for (i) the filing of an amendment to the Certificate to increase the authorized number of shares of preferred stock of the Company and the number of such shares designated as Series A Preferred Stock of the Company, which will have been filed as of the Closing, and (ii) filings pursuant to Regulation D under the Securities Act, and “blue sky” filings under applicable state securities laws, which have been made or will be made in a timely manner.

7.	Litigation

There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Company’s knowledge, currently threatened in writing (i) against the Company or any officer or director of the Company arising out of their employment or board relationship with the Company; (ii) to the Company’s knowledge, that questions the validity of this Agreement or the right of the Company to enter into it, or to consummate the sale and issuance of the Shares as contemplated hereby or (iii) to the Company’s knowledge, that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company nor, to the Company’s knowledge, any of its officers or directors is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers or directors, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

8.	Intellectual Property

To the Company’s knowledge, the Company owns or has the right to use all material intellectual property used in the operation of the business of the Company as currently conducted. To the Company’s knowledge, the Company is not infringing or misappropriating any intellectual property rights of any other Person. To the Company’s knowledge, no Person is currently infringing any intellectual property owned by the Company. The Company has not received within the past twelve months any written communications from any other Person alleging a material infringement or misappropriation of any intellectual property of any other Person. The Company is not a party to any action or proceeding by any Person that is currently outstanding or pending that contests the validity, enforceability, use or ownership of any intellectual property owned by the Company. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, the Company has taken commercially reasonable steps appropriate under the circumstances to protect and preserve the confidentiality of its material trade secrets and proprietary information.

9.	Compliance with Other Instruments

The Company is not in violation or default (i) of any provisions of its Certificate or Bylaws, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or (iv) under any material lease, agreement, contract or purchase order to which it is a party or by which it is bound or, (v) to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the sale and issuance of Shares pursuant hereto will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (a) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement or (b) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

10.	Agreements; Actions

Except for this Agreement, the agreement with the Placement Agent dated June 25, 2013 and the agreement with Allied Beacon Partners, Inc., dated November 6, 2012 (together, the “Placement Agreements”), the employment agreement between the Company and Jim New (the “CEO Employment Agreement”), consulting agreements with certain independent contractors providing services to the Company (the “Consulting Agreements”), the Technology License and Services Agreement between the Company and the Blanchette Rockefeller Neurosciences Institute and NRV II, LLC dated October 31, 2012 (the “License Agreement”), the term sheet between the Company and Hannah Rose Holdings, LLC with respect to the Merger and the Offering (the “Term Sheet”), and agreements with respect to the provisions of legal services or accounting or audit services, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000, (ii) the license of any patent, copyright, trademark, trade secret or other material intellectual property right to or from the Company (other than licenses to commercially available, off-the-shelf software) or (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person or entity that limit the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $20,000 or in excess of $50,000 in the aggregate except for legal and other professional service fees and fees payable pursuant to the Placement Agreements, the CEO Employment Agreement, the Consulting Agreements, the License Agreement or the Term Sheet, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business.

The Company is not a guarantor or indemnitor of any indebtedness of any other person or entity.

11.	Certain Transactions

Other than (i) standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by the board of directors, (iii) the purchase of shares of the Company’s capital stock approved in the written minutes of the board of directors (made available to the Investor), (iv) the stockholders agreement between the Company and the holders of Common Stock of the Company, dated October 31, 2012 (the “Common Stockholders Agreement”), (vi) the License Agreement, (vii) the CEO Employment Agreement, (viii) the Consulting Agreements, (ix) the Placement Agreements and (x) the stock purchase, investor rights, voting and right of first refusal and co-sale agreements entered into by and among the Company and the prior purchasers of Series A Preferred Stock, each dated as of February 28, 2013 (the “Existing Series A Agreements”) there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors or consultants or any affiliate thereof.

The Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of the Company’s directors, officers or employees, or any members of their immediate families, or any affiliate of the foregoing are, directly or indirectly, indebted to the Company.

12.	Rights of Registration and Voting Rights

Except as provided in the Existing Series A Agreements and the Placement Agreement, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Company’s knowledge, except as contemplated in the Existing Series A Agreements, the Common Stockholders Agreement, and a letter agreement between the Company and certain of the current holders of Series A Preferred Stock with respect to voting control of shares owned by affiliates of or trusts for the benefit of family members of such holders, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

13.	Property

The property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets (including any licenses to intellectual property). With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. The Company does not own any real property.

14.	Material Liabilities

The Company has no liability or obligation, absolute or contingent (individually or in the aggregate), except (i) obligations and liabilities incurred after the date of incorporation in the ordinary course of business that are not material, individually or in the aggregate, (ii) fees for legal and other professional services accrued in connection with the incorporation of the Corporation and the sale of the Series A Preferred Stock and negotiation of the Merger and (iii) obligations and liabilities pursuant to the agreements and documents described in paragraph 10 above.

15.	Changes

To the Company’s knowledge, since October 31, 2012 there have been no events or circumstances of any kind that have had or could reasonably be expected to result in a Material Adverse Effect.

16.	Tax Returns and Payments

There are no federal, state, county, local or foreign taxes due and payable by the Company which have not been timely paid. There are no accrued and unpaid federal, state, country, local or foreign taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

17.	Permits

The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

18.	Corporate Documents

The Certificate and Bylaws of the Company are in the form made available to the Investor. The copy of the minute books of the Company made available to the Investor contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and accurately reflects in all material respects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes.

Neurotrope BIOSCIENCE, INC.

Schedule A

Data Form

General Information for:

Name:	Type of Investor
Title:	☐ Individual
Company:	☐ Trust
Street:	☐ Partnership
Room/Suite:	☐ Corporation
City:	State, Zip:	☐ LLC
Country:	☐ Other

Home	Office	Other
Phone:	Phone:	Phone:
Fax:	Fax:	Fax:
Email:	Email:	Email:
Required field

Distribution Information

Stock Registration		Tax I.D. Number:
Name:

DTC Delivery:		Wire Delivery (For amounts greater than $1000):

DTC Broker Name:		Bank Name:

DTC Number:		Bank ABA Number:
Wire Acct Name:
DTC Acct Name:	As listed under Stock Registration Name
DTC Acct Number:		Wire Acct Number:
DTC Broker Contact:		FCC account name:
DTC Phone Number:
DTC Fax Number:		FCC Account
Number:

Special Instructions for Physical Delivery:	Special Instructions for Check Delivery:

Neurotrope Bioscience, Inc.

Schedule A-1

Physical Stock Delivery:	Physical Check Delivery:
Physical Address:	Payee Name:

Payee Address:

Special Instructions for Physical Delivery:	Special Instructions for Check Delivery:

Mailings. I would like the following individuals to receive the mailings and notifications indicated below:

Name and Address	Mailing Type

❒ Annual Meeting
	❒ Audited Statements	❒ K-1
	❒ Capital call	❒ Legal Docs
	❒ Capital call cc	❒ Press Release
	❒ Cash distribution	❒ Qtr report
	❒ Cash distribution cc	❒ Stock distribution
	❒ Executive Contact	❒ Stock distribution cc
❒ Annual Meeting
	❒ Audited Statements	❒ K-1
	❒ Capital call	❒ Legal Docs
	❒ Capital call cc	❒ Press Release
	❒ Cash distribution	❒ Qtr report
	❒ Cash distribution cc	❒ Stock distribution
	❒ Executive Contact	❒ Stock distribution cc
❒ Annual Meeting
	❒ Audited Statements	❒ K-1
	❒ Capital call	❒ Legal Docs
	❒ Capital call cc	❒ Press Release
	❒ Cash distribution	❒ Qtr report
	❒ Cash distribution cc	❒ Stock distribution
	❒ Executive Contact	❒ Stock distribution cc

Neurotrope Bioscience, Inc.

Schedule A-2

To subscribe for Shares in the private offering of

Neurotrope BioScience, Inc.

1.	Date and Fill in the number of Shares being subscribed for and Complete and Sign the Signature Pages included in the Subscription Agreement.

2.	Initial where appropriate the Accredited Investor Certification contained in this Subscription Agreement.

3.	Complete and Return the Confidential Investor Profile and, if applicable, Wire Transfer Authorization attached to this Subscription Agreement.

4.	Fax all forms to your investment representative at (212) 661-8786 and then send all signed original documents with a check (if applicable) to:

Intuitive Venture Partners, LLC

122 E. 42nd Street, Suite 1616

New York, NY 10168

Attn: Samantha McGrandy

5.	Please make your subscription payment payable to the order of “US Bank, Account No. 201621000”

For wiring funds directly to the escrow account, see the following instructions:

Bank Name:	US National Bank

Bank Address:
60 Livingston Avenue

St. Paul, MN 55170

Routing/ABA Number:  091000022

ACCT #: 180121167365

ACCT NAME: US Bank Trust

FFC: EDI FINANCIAL/NEUROTROPE BIOSCI PUBCO (204367000)

ATTN: Shane 651 466-6097

(Shane is our account representative at US Bank. The wire must be sent to his attention so he can credit the funds to the Neurotrope escrow account)

FBO:	Investor Name

Social Security Number

Address

All wire transfer payments must be net of any wire transfer fees assessed to Investor.